UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2020
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 17, 2020, American Equity Investment Life Holding Company (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Brookfield Asset Management Inc. and Burgundy Acquisitions I Ltd. (collectively, “Brookfield”), relating to the issuance and sale by the Company to Brookfield of shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) in two tranches. At the initial closing (the “Initial Closing”), the Company has agreed to issue to Brookfield 9,106,042 shares of Common Stock, which is equal to 9.9% of the issued and outstanding shares of Common Stock without giving effect to the issuance of such shares, at a price of $37.00 per share (the “Initial Investment”). The Initial Investment is subject to certain specified conditions, including clearance under the Hart-Scott-Rodino Antitrust Act of 1976. At the subsequent closing (the “Subsequent Closing” and, together with the Initial Closing, the “Closings” and, each a “Closing”), the Company has agreed to issue to Brookfield shares of Common Stock representing up to 19.9% (including shares issued in the Initial Investment), but no less than 15.0%, of the issued and outstanding shares of Common Stock at such time (the “Subsequent Investment” and, together with the Initial Investment, the “Investment”), giving effect to the shares issued in the Subsequent Investment, at a price per share equal to the greater of $37.00 and the most recently announced adjusted book value per share of the Company. The Subsequent Investment is subject to certain specified conditions, including the receipt of regulatory approvals and the entry into one or more reinsurance agreements consummating the Reinsurance Transaction (as defined below). The purchase price in the Initial Investment and the Subsequent Investment are subject to adjustment upon the occurrence of certain limited dilutive events set forth in the Investment Agreement. The Investment Agreement contains customary representations and warranties of the Company and Brookfield.
Upon consummation of the Initial Closing, Brookfield will be entitled to appoint an individual to the Board of Directors of the Company (the “Board”), until Brookfield beneficially owns less than 9.0% of the issued and outstanding shares of Common Stock (excluding any reduction in Brookfield’s ownership stake resulting from share repurchases or new issuances of Common Stock by the Company).
For a period of two years from the respective Closing of the Initial Investment and the Subsequent Investment, Brookfield has agreed not to transfer any of the shares of Common Stock acquired in the Investment subject to certain limited exceptions.
In addition, from the date of the Investment Agreement until the date that is five years following the Initial Closing, Brookfield and certain of their affiliates will be subject to customary standstill obligations that restrict them from, among other things, purchasing additional shares of Common Stock, selling shares of Common Stock to activists or competitors, and taking or supporting certain shareholder actions, subject to certain limited exceptions. For 40 trading days following any issuance of shares of Common Stock or shares convertible into Common Stock by the Company (other than equity compensation), Brookfield will have an exception from the standstill to purchase shares of Common Stock in the open market to maintain its percentage ownership of the Company immediately prior to such issuance.
On or before the earlier of (i) the two year anniversary of the Initial Closing or (ii) 30 days following the termination of the standstill provisions, the Company will file a registration statement registering the resale of the shares of Common Stock owned by Brookfield.
The Investment Agreement will terminate if the Investment has not closed by June 17, 2021, subject to extension to August 17, 2021 in a certain specified circumstance, provided that certain provisions, including the standstill provisions and the Board seat designation provision, will survive if the Initial Investment has closed prior to such termination.
The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Investment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 1.01 is incorporated herein by reference.
As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has agreed to issue and sell shares of Common Stock to Brookfield. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Brookfield represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Common Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Common Stock.
Item 7.01 Regulation FD Disclosure.
On October 18, 2020, the Company issued a press release announcing the execution of the Investment Agreement, the Reinsurance Transaction, a share repurchase program and that its Board, after careful review, with the assistance of its financial and legal advisors, unanimously determined that Athene Holding Ltd. (“Athene”) and Massachusetts Mutual Life Insurance Company’s (“MassMutual”) unsolicited, non-binding proposal made public by Athene on October 1, 2020 is opportunistic, significantly undervalues the Company, and is not in the best interests of the Company and its shareholders and other stakeholders. A copy of this press release and a letter from the Company to Athene and MassMutual are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The Company released an investor presentation, a copy of which is furnished herewith as Exhibit 99.3 to this Current Report on Form 8-K.
The information contained in, or incorporated into, this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.
Item 8.01 Other Events.
Reinsurance Transaction
On October 17, 2020, the Company reached agreement with Brookfield on the key terms of an arms’ length reinsurance transaction (the “Reinsurance Transaction”). The reinsurance transaction would involve a cession of approximately $5.0 billion of in-force liabilities from the Company to a Brookfield reinsurer, and a further cession anticipated to increase over a five year period to be at least $5.0 billion of future originations of the Company. With respect to both in-force liabilities and future originations, subject business would comprise the Company’s IncomeShield product, together with other similar annuity products. A Brookfield affiliate would be appointed as investment manager and an affiliate of the Company would provide certain asset management services.
Upon closing, the reinsurance transaction would be expected to result in the release of $320 to $350 million of capital, which could be deployed into share repurchases, organic growth and other strategic initiatives of the Company. In addition, the reinsurance transaction would help facilitate the Company’s transition from a “return on equity” (ROE) business model, dependent on earning a spread on liabilities, to a “return on assets” (ROA) business model, through which income is earned on investment assets and required capital constraints are reduced or eliminated. Specifically, upon closing, the reinsurance transaction would be expected to generate an anticipated $42 million (pre-tax) in revenue for the Company over each of the next seven years as a result of income from the insurance cede and fees for asset management services.
Pursuant to the Investment Agreement, the parties have agreed to use their respective reasonable best efforts to negotiate in good faith to prepare and finalize one or more reinsurance agreements and related schedules reflecting the foregoing and certain other terms and conditions as promptly as reasonably practicable.
Share Repurchase Program
The Company intends, but is not obligated, to use all or a portion of the proceeds from the Investment to repurchase up to $500 million of Common Stock, although the Company is not required to make such repurchases at a specific price or within a specific time frame, if at all, and there is no assurance that the Company will be successful in doing so. The repurchase is expected to offset dilution from the issuance of shares of Common Stock to Brookfield. The Company expects to commence the share repurchase after its third quarter earnings announcement.
Forward Looking Statements
Certain statements contained in this report and any related oral statements made by our representatives may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may relate to strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “deliver”, “enable”, “estimate”, “projects”, “outlook”, “opportunity” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company and include the possibility that the proposed transaction may not be completed. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements can be found in the Company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

Item 9.01  Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
10.1	Investment Agreement, dated as of October 17, 2020, by and among American Equity Investment Life Holding Company, Brookfield Asset Management Inc. and Burgundy Acquisitions I Ltd.
99.1	Press Release, dated October 18, 2020.
99.2	Letter to Athene Holding Ltd. and Massachusetts Mutual Life Insurance Company, dated October 18, 2020.
99.3	Investor Presentation, dated October 18, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2020

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Renee D. Montz
Renee D. Montz
Executive Vice President, General Counsel and
Corporate Secretary